UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): June 5, 2007

Patriot Scientific Corporation

(Exact Name of Registrant as Specified in Charter)

Delaware	0-22182	84-1070278
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

CARLSBAD CORPORATE PLAZA
6183 PASEO DEL NORTE, SUITE 180
CARLSBAD, CA 92011
(Address of principal executive offices)

(760) 547-2700
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-k filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (See General Instruction A.2. below):

o	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

o	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

o	Pre-commencement communication pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

o	Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange Act (127 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective as of June 5, 2007, the Chairman and Chief Executive Officer of Patriot Scientific Corporation (the “Company”), David H. Pohl, will retire from the positions of President and Chief Executive Officer and James L. Turley, currently a director of the Company, will be the Company's new President and Chief Executive Officer.

Mr. Turley, age 45, has been a director of the Company since February 2006, and is Chairman of the Technology Committee of the Board of Directors. Mr. Turley is an acknowledged authority on microprocessor chips, semiconductor intellectual property, computers, and silicon technology. Until August 2006, Mr. Turley served as the Editor-in-Chief of Embedded Systems Design, a global magazine for high-tech developers and managers. He also served as Conference Chairman of the Embedded Systems Conferences, a series of electronics design shows. In addition, since August 2001, Mr. Turley has managed his own technology consulting and analysis business, Silicon Insider. From 1999 to 2001, he served as Senior Vice President of Marketing for ARC International, a microprocessor intellectual property company based in the UK. Mr. Turley has authored seven books on microprocessor chips, semiconductor intellectual property, computers, and silicon technology. He has served as editor of the prestigious industry journal Microprocessor Report (a three-time winner of the Computer Press Award), and is a frequent speaker at industry events. Mr. Turley also serves on the board of directors and/or technical advisory boards of several high-tech companies in the U.S. and Europe.

In connection with Mr. Turley’s appointment as President and Chief Executive Officer, and also commencing on June 5, 2007, the Company entered into an Employment Agreement with Mr. Turley for a one-year term (the “Agreement”). Pursuant to the Agreement, Mr. Turley is to receive a base salary of $225,000 per year and is eligible to receive an annual merit bonus as determined in the sole discretion of the Board of Directors. Also pursuant to the Agreement and on the date of the Agreement, Mr. Turley received incentive stock options to purchase 400,000 shares of the Company’s common stock and non-qualified stock options to purchase 1.5 million shares of the Company’s common stock. The Agreement also provides for Mr. Turley to receive customary employee benefits, an automobile allowance, and reimbursement for reasonable lodging and commuting expenses for the first six months of the term of the Agreement.

The description of the Agreement herein is only a summary and is qualified in its entirety by the full text of such document, which is filed as an exhibit hereto and is incorporated by reference herein.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits

10.1	Employment Agreement dated June 5, 2007, between Patriot Scientific Corporation and James Turley.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf of the undersigned hereunto duly authorized.

Patriot Scientific Corporation (Registrant)

Date: June 8, 2007	By:	/s/ Thomas J. Sweeney

Thomas J. Sweeney Chief Financial Officer

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